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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wall Data Incorporated 1994 Nonofficer Stock Option Plan as Amended and Restated on October 15, 1996 of our report dated May 18, 1998, with respect to the consolidated financial statements and schedule of Wall Data Incorporated included in the Form 10-K for the four months ended April 30, 1998 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Seattle, Washington
July 27, 1998